Exhibit 99.1

PRESS RELEASE

Investor Contact:	Media Contact:
Andy Hobson	Brooke Morganstein/Shannon Provost
Univision Communications Inc.	Citigate Sard Verbinnen
310-556-7690	212-687-8080

UNIVISION ANNOUNCES 2006 THIRD QUARTER RESULTS

26% Increase in Pro Forma Diluted EPS(1) to $0.29 from $0.23
22% Increase in Pro Forma Net Income(1)
12% Increase in Pro Forma Operating Income before Depreciation and Amortization(1)
8% Increase in Net Revenue

Univision Beat ABC, CBS, NBC or FOX on 4 Out of Every 5 Nights Among A18-34 in Primetime

Univision Radio Increases 25-54 Audience Share 28% in Both Los Angeles and Miami

LOS ANGELES, CA, November 2, 2006 — Univision Communications Inc. (NYSE: UVN), the leading Spanish-language media company in the United States, today announced financial results for the third quarter ended September 30, 2006. Net revenue increased 7.8% to $536.1 million from $497.5 million in 2005.  Pro forma operating income before depreciation and amortization(1) increased 12.2% to $202.5 million in 2006 from $180.5 million in 2005.  Pro forma net income(1) increased 22.2% to $96.8 million in 2006 from $79.2 million in 2005 and pro forma diluted earnings per share(1) increased 26.1% to $0.29 in 2006 from $0.23 in 2005.

The television business was the main driver of the financial results for the third quarter 2006, generating net revenue growth of 14.8% and pro forma operating income before depreciation and amortization(1) growth of 23.3%.

The advertising-related businesses, which exclude the music business, grew third quarter 2006 net revenue by 13.4% to $506.6 million from $446.7 million in 2005 and pro forma operating income before depreciation and amortization(1) by 19.3% to $204.2 million from $171.1 million in 2005.

During the third quarter 2006, the 2006 FIFA World Cup™ contributed an estimated $24.7 million of incremental net revenue and an estimated $0.3 million of incremental pro forma operating income before depreciation and amortization(1).  Excluding the estimated incremental impact of the World Cup, third quarter 2006 net revenues increased 2.8% and pro forma operating income before depreciation and amortization(1) increased 12.1%.

(1)

Operating income before depreciation and amortization is presented on a pro forma basis and excludes certain charges totaling $9.7 and $32.7 million for the three and nine months ended September 30, 2006, respectively. Net income and diluted earnings per share in 2006 are presented on a pro forma basis to exclude net after tax charges totaling $8.7 and $20.6 million for the three and nine months ended September 30, 2006, respectively. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and pro forma measures to the most directly comparable GAAP financial measure.

A. Jerrold Perenchio, Chairman and Chief Executive Officer, said, “This was another successful quarter for Univision, as reflected in our strong financial performance and continuing ratings leadership.  We are very pleased with the momentum we are experiencing in the key areas of our business, as we continue to benefit from the strength of our assets and the rapidly increasing interest in Spanish-language media in the U.S.  We remain on track to complete the previously announced sale of Univision during the first quarter of 2007.”

Ray Rodriguez, President and Chief Operating Officer, said, “Univision continues to grow and deliver excellent results. The Univision Network further strengthened its competitive position, delivering more 18-34 year old viewers than at least one of the major English-language networks on four out of every five nights of the third quarter. TeleFutura delivered double-digit audience growth in primetime and total day among the major demographics, our radio group achieved another quarter of strong ratings results, and Univision.com was once again named the #1 Spanish-language website by Simmons Research.”

Andrew W. Hobson, Senior Executive Vice President, Chief Financial Officer and Chief Strategic Officer, said, “Univision achieved strong third quarter earnings, driven by notable revenue growth in our advertising-related businesses.  In particular, our results were bolstered by our television business, which delivered growth of 14.8% in net revenues and 23.3% in pro forma operating income before depreciation and amortization(2).”

The following tables set forth the Company’s unaudited financial performance for the three and nine months ended September 30, 2006 and 2005 by segment (in millions):

	Three Months Ended September 30,
	Net Revenues		Operating Income (Loss) Before Depreciation and Amortization(2)
	2006	2005	Pro Forma 2006	2005

Television	$394.2	$343.3	$159.6	$129.4
Radio	103.2	96.9	42.3	41.6
Music	29.5	50.8	(1.7)	9.4
Internet	9.2	6.5	2.3	0.1
Consolidated	$536.1	$497.5	$202.5	$180.5

	Nine Months Ended September 30,
	Net Revenues		Operating Income (Loss) Before Depreciation and Amortization(2)
	2006	2005	Pro Forma 2006	2005

Television	$1,206.3	$992.3	$463.1	$349.7
Radio	280.0	267.6	105.5	102.4
Music	107.0	161.9	0.3	28.5
Internet	26.5	17.2	5.6	(0.9)
Consolidated	$1,619.8	$1,439.0	$574.5	$479.7

(2)

Operating income before depreciation and amortization is presented on a pro forma basis and excludes certain charges totaling $9.7 and $32.7 million for the three and nine months ended September 30, 2006, respectively. Net income and diluted earnings per share in 2006 are presented on a pro forma basis to exclude net after tax charges totaling $8.7 and $20.6 million for the three and nine months ended September 30, 2006, respectively. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and pro forma measures to the most directly comparable GAAP financial measure.

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and rankings of the country’s leading broadcast and cable television networks for the third quarter 2006, as measured by Nielsen’s National Television Index (NTI).

Total U.S. Primetime Network Audience Statistics 3rd Quarter 2006

Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	FOX	1,602	3,205
2	NBC	1,259	3,076
3	ABC	1,142	2,796
4	CBS	1,111	3,053
5	UNIVISION	1,088	1,894
6	USA	509	1,189
7	UPN	486	943
8	MTV	461	594
9	WB	456	899
10	TBS	450	879

Source: NTI, 06/26/06-09/24/06.

Primetime defined as M-Sa 8-11p, Su 7-11p.

Note: the CW Network has been excluded due to the lack of data in the third quarter (launched week of 9/18/06)

*By Adults 18-34

The Univision Network was once again solidly positioned as the #5 network in the country in primetime among all Adults 18-34, 18-49 and Total Viewers 2+ as measured by Nielsen’s NTI. On four out of every five nights of the third quarter, Univision attracted more total Adult viewers 18-34 than ABC, CBS, NBC or FOX.  Univision was the #2 network in the country in primetime among all Adults 18-24, proving that Univision is more popular among these young adult viewers than ABC, CBS, NBC, UPN and WB.

Compared to all previous third quarters, Univision achieved its second highest primetime and total day Adult 18-49 audience levels in the 2006 third quarter.  Over the course of the third quarter, Univision increased viewership 13% among Adults 18-34 and 14% among Adults 18-49 in primetime.

In July, Univision’s broadcast of the third annual “Premios Juventud” (Youth Awards) set record-breaking audience levels, reaching 10.4 million viewers and ranking as the #1 network of the night in any language among all Adults 18-34 with more viewers than the primetime lineups of ABC, CBS, NBC and FOX.  Viewership increased 12% among Adults 18-34, 17% among Adults 18-49, 13% among Total Viewers 2+, 44% among Teens 12-17 and 20% among Kids 2-11, compared to the special’s broadcast last year.

Locally, Univision stations were ranked as the #1 station in any language in primetime during the 2006 July Sweeps among Adults 18-34 in New York, Los Angeles, Dallas, Houston, San Antonio, Sacramento, Phoenix, Fresno and Bakersfield, and among Adults 18-49 in New York, Los Angeles, Miami, Dallas, Houston, Phoenix, Sacramento, Bakersfield and Fresno.  In total day, Univision stations were ranked as the #1 station in 13 major markets among Adults 18-34, including the nation’s two largest markets – New York and Los Angeles.

TeleFutura Network

The TeleFutura Network achieved significant audience growth in the 2006 third quarter, increasing primetime viewership 23% among Adults 18-34 and 17% among Adults 18-49, compared to third quarter last year.  In total day, TeleFutura’s viewership increased 17% among Adults 18-34 and 11% among Adults 18-49.  The Network’s audience growth was bolstered by a slate of successful movies in primetime, in addition to very strong audience levels for both the 4:00 p.m. weekday novela block, which increased 62% among Adults 18-34 and 53% among Adults 18-49, and the 10:00 p.m. weeknight mini-series, which increased 48% among Adults 18-34 and 19% among Adults 18-49.  In the third quarter, TeleFutura was the #2 Spanish-language network, behind only Univision, in early morning, weekend daytime and weekend primetime among Hispanic Adults 18-34 and 18-49.

Galavisión Network

Galavisión remained the #1 cable network among Hispanics during the third quarter, attracting more Hispanic viewers 18-49 in primetime than any other cable network, regardless of language.  In the 2006 third quarter, Galavisión attracted more Adults 18-49 than in any previous third quarter, increasing audience levels 8% in primetime and 5% in total day, compared to third quarter last year. Galavisión’s third quarter Adult 18-49 audience was nearly three times the size of the combined audience of all other measured Spanish-language cable networks in primetime and more than three times the size of their combined audience in total day.

RADIO HIGHLIGHTS

Univision Radio’s net revenue grew 6.5% in the third quarter, out-performing the industry as a whole, which was flat, as reported by the Radio Advertising Bureau.  In the 2006 Arbitron summer book, Univision Radio’s outstanding programming and effective cross promotion with Univision’s local television stations resulted in audience share growth among major demographics in key markets compared to the summer book last year.  In Los Angeles, Univision increased its cluster share 28% among Adults 25-54 and 24% among Adults 18-34. KSCA and KLVE once again ranked as the #1 and #2 stations in the market among all Adults 25-54 and, for the first time since 2001, among all Persons 12+ (Hispanic and Non-Hispanic) as well.  Univision Radio’s Miami cluster audience share also experienced notable growth, increasing Adult 25-54 and 18-34 shares 28% and 46%, respectively.  In San Francisco, Houston, San Diego, and Las Vegas, markets that have recently attracted new Spanish-language competition, Univision Radio increased audience share more than 30% among Adults 25-54.

MUSIC HIGHLIGHTS

Univision Music Group maintained its solid #1 position in the U.S. Latin music industry, with an average of 33 of the top 100 Latin album titles sold during the 2006 third quarter, according to Nielsen Soundscan.  During the third quarter, Univision Music Group artists received a total of 25 nominations for the 7th Annual Latin GRAMMY® Awards, which will air tonight on the Univision Television Network. Despite maintaining its leading position, Univision Music Group’s significant financial downturn continued into the third quarter of 2006, which the Company attributes to underperforming releases, slippage in the release schedule and a continued high level of returns compounded by political and economic factors impacting music sales in the industry.

INTERNET HIGHLIGHTS

Univision Online continued to experience significant growth in the 2006 third quarter, increasing page impressions 40% and unique visits 49% compared to third quarter last year.  Also in the 2006 third quarter, Univision.com was named the most visited Spanish-language website among Hispanic Internet users, according to a study conducted by Simmons Research.  The study found that Spanish-dominant and bilingual Hispanics online visit Univision.com two times more often than Yahoo! en Español and AOL Latino, four times more often than MSN Latino and 20 times more often than Terra.com.  Univision.com, which now delivers 11 million unique browsers per month, has remained the #1 Spanish-language website since the first industry study of online Hispanics was conducted in 2001.

NO EARNINGS CALL AND WEBCAST, DISCONTINUING EARNINGS GUIDANCE

As a result of Univision Communications’ agreement to be acquired for cash by an investor group including Madison Dearborn Partners, Providence Equity Partners, Texas Pacific Group, Thomas H. Lee Partners and Saban Capital Group, the Company will not conduct a third quarter earnings conference call or webcast.   Furthermore, the Company does not intend to provide earnings guidance during the pendency of the proposed acquisition.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States.  Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 99% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 87% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 62 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 69 radio stations in 16 of the top 25 U.S. Hispanic markets and 4 stations in Puerto Rico; Univision Music Group, which includes Univision Records, Fonovisa Records, La Calle Records and Mexico-based Disa Records as well as Fonomusic and America Musical Publishing companies; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at www.univision.com.  Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S., and a non-voting 14.9% interest in Entravision Communications Corporation, a public Spanish-language media company. Univision Communications is headquartered in Los Angeles with television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.  For more information, please visit www.univision.net.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include cancellations or reductions in advertising; regional downturns in economic conditions in those areas where our principal radio and television stations are located; changes in the rules and regulations of the FCC; an increase in the preference among Hispanics for English-language programming; the need for any unanticipated expenses; competitive pressures from other broadcasters and other entertainment and news media; unanticipated interruptions in our broadcasting for any reason, including acts of terrorism; write-downs of the carrying value of assets due to impairment; failure to achieve profitability, growth or anticipated cash flows from acquisitions; and delay or failure to close the proposed acquisition. Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

RECONCILIATION OF PRO FORMA OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION, PRO FORMA NET INCOME AND PRO FORMA DILUTED EARNINGS PER SHARE

The Company uses the key indicator of pro forma operating income before depreciation and amortization primarily to evaluate the Company’s operating performance and for planning and forecasting future business operations. Operating income before depreciation and amortization is commonly used as a measure of performance for broadcast companies, which is used by investors to measure a company’s ability to service debt and other cash needs, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. This indicator is presented on a pro forma basis to exclude Televisa litigation costs and payments made under protest, strategic alternative costs, stock-based compensation expense related to SFAS No. 123R Accounting For Stock-Based Compensation and an asset impairment charge.  Pro forma net income and pro forma diluted earnings per share are used by management to evaluate financial performance without the effect of these charges, the gain from the sale of 7.2 million shares of Entravision stock and a tax benefit realized from the reversal of the valuation allowance relating to the non temporary decline in the fair value of the Entravision investment.

Pro forma operating income before depreciation and amortization, pro forma net income and pro forma diluted earnings per share are not, and should not be used as, indicators of or alternatives to operating income, net income, diluted earnings per share or cash flow as reflected in the consolidated financial statements, they are not measures of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as substitutes for measures of performance prepared in accordance with GAAP.  Since the definitions of pro forma operating income before depreciation and amortization, pro forma net income and pro forma diluted earnings per share may vary among companies and industries they should not be used as measures of performance among companies.

The tables below set forth a reconciliation of pro forma operating income before depreciation and amortization to operating income for each segment and consolidated net income, which are the most directly comparable GAAP financial measures.

Also, information reconciling pro forma net income and pro forma diluted earnings per share to net income and diluted earnings per share, which are the most directly comparable GAAP financial measures, are presented.

Unaudited In millions	Three Months Ended September 30, 2006
	Consolidated	Television	Radio	Music	Internet

Pro forma operating income (loss) before depreciation and amortization	$202.5	$159.6	$42.3	$(1.7)	$2.3
Depreciation and amortization	22.9	17.3	3.4	1.6	0.6
Stock compensation expense	3.2	2.3	0.8	—	0.1
Televisa litigation costs and payments made under protest	2.7	2.7	—	—	—
Strategic alternative costs	3.8	3.7	0.1	—	—
Operating income (loss)	$169.9	$133.6	$38.0	$(3.3)	$1.6

Unaudited In millions, except share and per share data	Three Months Ended September 30, 2006
	As Reported	Pro Forma Adjustments		Pro Forma

Operating income	$169.9	$9.7	(3)	$179.6
Other (income) expense:
Interest expense, net	21.8			21.8
Amortization of deferred financing costs	0.6			.6
Stock dividend	(0.5)			(0.5)
Equity income in unconsolidated subsidiaries and other	(0.6)			(0.6)
Gain on sale of Entravision stock	(0.2)	0.2		—
Noncontrolling interest in variable interest entity	(0.9)			(0.9)
Income before taxes	149.7	9.5		159.2
Provision for income taxes	61.6	0.8	(4)	62.4
Net income	$88.1	$8.7		$96.8

Diluted earnings per share	$0.26	$0.03		$0.29
Weighted average common shares outstanding	338,601,630	338,601,630		338,601,630

Unaudited In millions	Three Months Ended September 30, 2005
	Consolidated	Television	Radio	Music	Internet

Operating income before depreciation and amortization	$180.5	$129.4	$41.6	$9.4	$0.1
Depreciation and amortization	22.7	16.8	2.9	2.5	0.5
Operating income (loss)	157.8	$112.6	$38.7	$6.9	$(0.4)
Other (income) expense:
Interest expense, net	22.1
Amortization of deferred financing costs	0.8
Stock dividend	(0.5)
Equity income in unconsolidated subsidiaries and other	(0.5)
Noncontrolling interest in variable interest entities	2.6
Income before taxes	133.3
Provision for income taxes	54.1
Net income	$79.2

Diluted earnings per share	$0.23
Weighted average common shares outstanding	342,696,516

(3)

For the three months ended September 30, 2006, the Company incurred charges of $3.8 million for strategic alternative costs, $2.7 million for Televisa litigation costs and payments made under protest and $3.2 million for stock-based compensation expense related to SFAS No. 123R.

(4)	The pro forma adjustment reflects the tax impact of the pretax pro forma adjustments.

Unaudited In millions	Nine Months Ended September 30, 2006
	Consolidated	Television	Radio	Music	Internet

Pro forma operating income before depreciation and amortization	$574.5	$463.1	$105.5	$0.3	$5.6
Depreciation and amortization	68.6	51.5	9.4	6.1	1.6
Stock compensation expense	9.3	6.4	2.6	0.1	0.2
Asset impairment charge	1.6	—	1.6	—	—
Televisa litigation costs and payments made under protest	10.6	10.6	—	—	—
Strategic alternative costs	11.2	11.1	0.1	—	—
Operating income (loss)	$473.2	$383.5	$91.8	$(5.9)	$3.8

Unaudited In millions, except share and per share data	Nine Months Ended September 30, 2006
	As Reported	Pro Forma Adjustments		Pro Forma

Operating income	$473.2	$32.7	(5)	$505.9
Other (income) expense:
Interest expense, net	69.6			69.6
Amortization of deferred financing costs	2.0			2.0
Stock dividend	(1.4)			(1.4)
Equity income in unconsolidated subsidiaries and other	(1.7)			(1.7)
Gain on sales of Entravision stock	(1.4)	1.4	(6)	—
Noncontrolling interest in variable interest entity	0.6	0.2		0.8
Income before taxes	405.5	31.1		436.6
Provision for income taxes	156.0	10.5	(7)	166.5
Net income	$249.5	$20.6		$270.1

Diluted earnings per share	$0.74	$0.06		$0.80
Weighted average common shares outstanding	338,333,983	338,333,983		338,333,983

(5)

For the nine months ended September 30, 2006, the Company incurred charges of $10.6 million for Televisa litigation costs and payments made under protest, $11.2 million for strategic alternative costs, $9.3 million for stock-based compensation expense related to SFAS No. 123R and $1.6 million for an asset impairment charge.

(6)	The Company recognized a gain of $1.4 million from the sale of 7.2 million shares of Entravision stock for the nine months ended September 30, 2006.
(7)	The pro forma adjustment reflects the tax impact of the pretax pro forma adjustments.

Unaudited In millions	Nine Months Ended September 30, 2005
	Consolidated	Television	Radio	Music	Internet

Operating income (loss) before depreciation and amortization	$479.7	$349.7	$102.4	$28.5	$(0.9)
Depreciation and amortization	69.9	49.8	8.9	9.9	1.3
Operating income (loss)	$409.8	$299.9	$93.5	$18.6	$(2.2)

Unaudited In millions, except share and per share data	Nine Months Ended September 30, 2005
	As Reported	Pro Forma Adjustments	Pro Forma

Operating income	$409.8	$—	$409.8
Other (income) expense:
Interest expense, net	60.5		60.5
Amortization of deferred financing costs	2.5		2.5
Stock dividend	(1.4)		(1.4)
Equity income in unconsolidated subsidiaries and other	(0.8)		(0.8)
Nontemporary decline in fair value of investment	48.3	(48.3)	—
Noncontrolling interest in variable interest entities	1.9	—	1.9
Income before taxes	298.8	48.3	347.1
Provision for income taxes	139.1	—	139.1
Net income	$159.7	$48.3	$208.0

Diluted earnings per share	$0.46	$0.14	$0.60
Weighted average common shares outstanding	347,732,460	347,732,460	347,732.460

The following table reconciles pro forma operating income before depreciation and amortization excluding the estimated incremental impact of the World Cup to net income and diluted earnings per share for the three months ended September 30, 2006:

Unaudited In millions

Pro forma operating income before depreciation and amortization excluding the estimated incremental impact of the World Cup	$202.2
Operating (income) expense adjustments:
Incremental impact of the World Cup	(0.3)
Depreciation and amortization	22.9
Stock compensation expense	3.2
Televisa litigation costs and payments made under protest	2.7
Strategic alternative costs	3.8
Operating income	169.9
Other (income) expense:
Interest expense, net	21.8
Amortization of deferred financing costs	0.6
Stock dividend	(0.5)
Equity income in unconsolidated subsidiaries and other	(0.6)
Gain on sale of Entravision stock	(0.2)
Noncontrolling interest in variable interest entity	(0.9)
Income before taxes	149.7
Provision for income taxes	61.6
Net income	$88.1

Diluted earnings per share	$0.26
Weighted average common shares outstanding	338,601,630

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006(8)	2005	2006(8)	2005

Net revenues:
Television, radio and Internet services	$506.6	$446.7	$1,512.8	$1,277.1
Music products and publishing	29.5	50.8	107.0	161.9
Total net revenues	536.1	497.5	1,619.8	1,439.0

Direct operating expenses of television, radio and Internet services	172.2	151.0	549.3	451.5
Direct operating expenses of music products and publishing	20.1	27.3	69.1	91.8
Total direct operating expenses (excluding depreciation and amortization)	192.3	178.3	618.4	543.3
Selling, general and administrative expenses (excluding depreciation and amortization)	151.0	138.7	459.6	416.0
Depreciation and amortization	22.9	22.7	68.6	69.9
Operating expenses	366.2	339.7	1,146.6	1,029.2
Operating income	169.9	157.8	473.2	409.8
Other expense (income):
Interest expense, net	21.8	22.1	69.6	60.5
Amortization of deferred financing costs	0.6	0.8	2.0	2.5
Stock dividend	(0.5)	(0.5)	(1.4)	(1.4)
Equity income in unconsolidated subsidiaries and other	(0.6)	(0.5)	(1.7)	(0.8)
Non temporary decline in fair value of investment	—	—	—	48.3
Gain on sales of Entravision stock	(0.2)	—	(1.4)	—
Noncontrolling interest in variable interest entities	(0.9)	2.6	0.6	1.9
Income before income taxes	149.7	133.3	405.5	298.8
Provision for income taxes	61.6	54.1	156.0	139.1
Net income	88.1	79.2	249.5	159.7
Other comprehensive income (loss):
Currency translation adjustment	0.2	—	(1.7)	0.2
Comprehensive income	$88.3	$79.2	$247.8	$159.9
Net income per common share:
Basic	$0.29	$0.25	$0.82	$0.50
Diluted	$0.26	$0.23	$0.74	$0.46

Weighted average common shares outstanding:
Basic	306.5	313.6	305.8	318.5
Diluted	338.6	342.7	338.3	347.7

(8)

The 2006 financial information includes a charge for Televisa litigation costs, strategic alternative costs, stock-based compensation expense related to SFAS No. 123R, an asset impairment charge, a gain from the sale of 7.2 million shares of Entravision stock and the tax benefit realized from the reversal of the valuation allowance relating to the non temporary decline in the fair value of the Entravision investment.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$250.7	$99.4
Accounts receivable, net	454.1	395.5
Program rights	29.6	29.9
Income taxes	—	3.2
Deferred tax assets	29.1	23.1
Prepaid expenses and other	44.9	82.5
Total current assets	808.4	633.6

Property and equipment, net	591.7	563.9
Intangible assets, net	4,324.5	4,271.6
Goodwill	2,265.0	2,231.2
Deferred financing costs, net	6.5	7.1
Program rights	17.4	26.0
Investments in equity method investees	54.4	54.6
Investments in cost method investees	161.0	299.8
Other assets	31.5	40.5
Total assets	$8,260.4	$8,128.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$244.2	$283.5
Income taxes	25.1	—
Accrued interest	19.5	25.7
Accrued license fees	17.8	20.5
Program rights obligations	18.6	15.8
Current portion of long-term debt and capital lease obligations	253.8	564.0
Total current liabilities	579.0	909.5

Long-term debt	1,043.5	935.5
Capital lease obligations	46.2	33.8
Program rights obligations	14.2	20.9
Deferred tax liabilities	1,055.3	1,019.8
Other long-term liabilities	60.6	60.0
Total liabilities	$2,798.8	$2,979.5

Noncontrolling interest in variable interest entity	51.9	57.9

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 1,040,000,000 shares authorized; 307,625,799 shares issued and 307,624,585 shares outstanding in 2006 and 304,982,531 shares issued and outstanding in 2005	3.1	3.0
Paid-in-capital	4,202.3	4,133.9
Deferred compensation	—	(1.3)
Retained earnings	1,206.0	956.5
Accumulated other comprehensive losses	(1.7)	(1.2)
Total stockholders’ equity	5,409.7	5,090.9

Total liabilities and stockholders’ equity	$8,260.4	$8,128.3

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005

Net income	$249.5	$159.7
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	61.6	59.0
Amortization of intangible assets and deferred financing costs	9.0	13.4
Deferred income taxes	38.9	33.8
Stock dividend	(1.4)	(1.4)
Non temporary decline in fair value of investment	—	48.3
Noncontrolling interest in variable interest entities	0.6	1.9
Equity income in unconsolidated subsidiaries	(1.5)	(0.8)
Loss (gain) on sale of property and equipment	0.2	(1.7)
Gain on sales of Entravision stock	(1.4)	—
Share-based compensation	9.3	—
Earnings distribution from equity investments	0.4	(3.8)
Other non-cash items	1.0	0.9
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	(57.7)	(42.6)
Program rights	8.8	1.9
Deferred tax assets	(6.0)	—
Prepaid expenses and other	38.0	9.9
Accounts payable and accrued liabilities	(29.6)	28.4
Income taxes receivable	3.2	—
Income taxes payable	23.4	13.6
Income tax benefit from share-based awards	—	3.8
Accrued interest	(6.2)	16.3
Accrued license fees	(2.7)	6.0
Program rights obligations	(3.9)	(8.9)
Other, net	(2.7)	(7.3)
Net cash provided by operating activities	330.8	330.4

Cash flow from investing activities:
Acquisitions, net of acquired cash	(12.7)	(219.7)
Proceeds from sales of Entravision stock	52.7	—
Capital expenditures	(61.8)	(65.1)
Distributions to Disa partner	(4.8)	(1.9)
Proceeds from sale of property and equipment	—	5.1
Other, net	—	(1.4)
Net cash used in investing activities	(26.6)	(283.0)

Cash flow from financing activities: Proceeds from issuance of long-term debt	375.0	333.0
Repayment of long-term debt	(587.0)	(96.5)
Proceeds from stock options exercised	40.5	4.6
Purchase of treasury shares	—	(392.6)
Income tax benefit from share-based awards	20.0	—
Deferred financing costs	(1.4)	—
Net cash used in financing activities	(152.9)	(151.5)

Net increase (decrease) in cash	151.3	(104.1)
Cash and cash equivalents, beginning of period	99.4	189.9
Cash and cash equivalents, end of period	$250.7	$85.8

Supplemental disclosure of cash flow information:
Interest paid	$45.6	$56.4
Income taxes paid	$78.2	$66.5